Exhibit 99.1

Apollo Education Group, Inc. News Release

Apollo Education Group, Inc. Reports First Quarter Fiscal Year 2016 Results

Phoenix, January 11, 2016 - Apollo Education Group, Inc. (NASDAQ: APOL) (“Apollo” or the “Company”) today reported financial results for the three months ended November 30, 2015, with first quarter revenue of $586.0 million and a $0.53 diluted loss per share from continuing operations, or $0.29 earnings per share excluding special items.

“Apollo is taking the necessary steps to enhance long-term shareholder value through a series of strategic actions which include transforming University of Phoenix into a higher retaining, more trusted provider of career relevant higher education, continued expansion of our international network, and a commitment to efficiency,” said Greg Cappelli, Chief Executive Officer, Apollo Education Group. “The University of Phoenix team is implementing major components of its transformational plan as quickly as possible, and although this is having a near-term negative impact on revenue, we believe speed of execution will help the University return to stability more quickly. Apollo Global continues to expand and grow its network through a combination of high quality acquisitions and organic growth and is on-target for a record year. Finally, we have committed to incremental cost reductions in order to preserve our operating margin during this transformational period.”

First Quarter 2016 Results of Operations

Apollo Education Group reported net revenue for the first quarter 2016 of $586.0 million, compared to $714.5 million for the first quarter 2015. First quarter 2016 University of Phoenix New Degreed Enrollment was 24,500 and Degreed Enrollment was 176,900, compared to New Degreed Enrollment of 39,600 and Degreed Enrollment of 227,400 for the prior year first quarter. Operating loss for the first quarter 2016 was $45.2 million, compared to operating income of $64.2 million for the first quarter 2015. The operating results for the first quarter 2016 were significantly impacted by $73.4 million of goodwill impairment charges. Loss from continuing operations attributable to Apollo Education Group for the first quarter 2016 was $57.5 million, or $0.53 per share, compared to income of $36.1 million, or $0.33 per share, for the prior year first quarter.

Excluding special items, income from continuing operations attributable to Apollo Education Group for the first quarter 2016 was $31.3 million, or $0.29 per share, compared to $49.9 million, or $0.46 per share, for the first quarter 2015. Adjusted EBITDA was $80.2 million for the first quarter 2016 compared to $118.5 million for the first quarter 2015. (Special items and Adjusted EBITDA for the respective periods are included in the reconciliation of GAAP to non-GAAP financial information tables of this press release.)

Balance Sheet and Cash Flow

As of November 30, 2015, the Company’s unrestricted cash and cash equivalents and marketable securities (including current and noncurrent) totaled $755.7 million, compared to $794.2 million as of August 31, 2015. The decrease was primarily attributable to cash used in operating activities and capital expenditures during the first quarter 2016.

Total debt outstanding (including short-term borrowings and the current portion of long-term debt) was $43.3 million as of November 30, 2015.

Conference Call Information

The Company will hold a conference call to discuss these earnings results at 8:30 a.m. (ET), 6:30 a.m. (MT), today, Monday, January 11, 2016.

Dial-In Numbers:

877-292-6888 (Domestic)

973-200-3381 (International)

Conference ID: 13724699

A live webcast of this event may be accessed by visiting the Company’s website at www.apollo.edu. A webcast replay will be available approximately one hour following the conclusion of the call at the same link.

A telephone replay will be available approximately two hours following the conclusion of the call until January 22, 2016.

Dial-In Numbers:

855-859-2056 (Domestic)

404-537-3406 (International)

Conference ID: 13724699

About Apollo Education Group, Inc.

Apollo Education Group, Inc. is one of the world’s largest private education providers, serving students since 1973. Through its subsidiaries, Apollo Education Group offers undergraduate, graduate, certificate and nondegree educational programs and services, online and on-campus, principally to working learners in the U.S. and abroad. For more information about Apollo Education Group, Inc. and its subsidiaries, call (800) 990-APOL or visit the Company’s website at www.apollo.edu.

Apollo Education Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended November 30,
(In thousands, except per share data)	2015	2014
Net revenue	$586,021	$714,525
Costs and expenses:
Instructional and student advisory	291,327	321,574
Marketing	93,802	126,883
Admissions advisory	34,188	57,085
General and administrative	70,326	71,823
Depreciation and amortization	27,394	33,631
Provision for uncollectible accounts receivable	15,313	17,398
Restructuring and impairment charges	97,823	18,748
Acquisition and other related costs	1,097	3,219

Total costs and expenses	631,270	650,361

Operating (loss) income	(45,249)	64,164
Interest income	919	589
Interest expense	(1,456)	(1,662)
Other loss, net	(843)	(1,290)

(Loss) income from continuing operations before income taxes	(46,629)	61,801
Provision for income taxes	(12,239)	(27,054)

(Loss) income from continuing operations	(58,868)	34,747
Loss from discontinued operations, net of tax	(3,259)	(2,278)

Net (loss) income	(62,127)	32,469
Net loss attributable to noncontrolling interests	1,362	1,316

Net (loss) income attributable to Apollo	$(60,765)	$33,785

Earnings (loss) per share - Basic:
Continuing operations attributable to Apollo	$(0.53)	$0.33
Discontinued operations attributable to Apollo	(0.03)	(0.02)

Basic (loss) income per share attributable to Apollo	$(0.56)	$0.31

Earnings (loss) per share - Diluted:
Continuing operations attributable to Apollo	$(0.53)	$0.33
Discontinued operations attributable to Apollo	(0.03)	(0.02)

Diluted (loss) income per share attributable to Apollo	$(0.56)	$0.31

Basic weighted average shares outstanding	108,446	108,581
Diluted weighted average shares outstanding	108,446	109,378

Apollo Education Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	As of
($ in thousands)	November 30, 2015	August 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$419,766	$503,705
Restricted cash and cash equivalents	209,480	198,369
Marketable securities	257,012	194,676
Accounts receivable, net	214,379	198,459
Prepaid taxes	26,795	38,371
Other current assets	57,559	48,823
Assets of business held for sale	—	40,897

Total current assets	1,184,991	1,223,300
Marketable securities	78,874	95,815
Property and equipment, net	351,602	370,281
Goodwill	173,012	247,190
Intangible assets, net	137,452	143,244
Deferred taxes	89,190	92,105
Other assets	31,457	29,129

Total assets	$2,046,578	$2,201,064

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$22,485	$14,080
Accounts payable	49,282	64,100
Student deposits	239,946	245,470
Deferred revenue	187,830	186,950
Accrued and other current liabilities	251,948	280,847
Liabilities of business held for sale	—	40,897

Total current liabilities	751,491	832,344
Long-term debt	20,782	31,566
Deferred taxes	7,928	7,729
Other long-term liabilities	169,661	172,452

Total liabilities	949,862	1,044,091
Commitments and contingencies
Redeemable noncontrolling interests	9,702	11,915
Shareholders’ equity:
Preferred stock, no par value	—	—
Apollo Class A nonvoting common stock, no par value	103	103
Apollo Class B voting common stock, no par value	1	1
Additional paid-in capital	—	—
Apollo Class A treasury stock, at cost	(3,923,029)	(3,928,419)
Retained earnings	5,092,995	5,153,452
Accumulated other comprehensive loss	(83,575)	(80,579)

Total Apollo shareholders’ equity	1,086,495	1,144,558
Noncontrolling interests	519	500

Total equity	1,087,014	1,145,058

Total liabilities, redeemable noncontrolling interests and shareholders’ equity	$2,046,578	$2,201,064

Apollo Education Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended November 30,
($ in thousands)	2015	2014
Operating activities:
Net (loss) income	$(62,127)	$32,469
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Share-based compensation	9,520	10,711
Excess tax benefits from share-based compensation	—	(229)
Depreciation and amortization	27,394	36,404
Accelerated depreciation included in restructuring	2,953	3,086
Impairment charges and loss on asset dispositions	73,393	972
Non-cash foreign currency loss, net	352	535
Provision for uncollectible accounts receivable	15,313	17,398
Deferred income taxes	3	2,938
Changes in assets and liabilities:
Restricted cash and cash equivalents	(10,973)	(3,298)
Accounts receivable	(32,899)	(50,331)
Prepaid taxes	11,612	19,989
Other assets	(9,915)	(13,032)
Accounts payable	(14,690)	5,156
Student deposits	(4,880)	(26,138)
Deferred revenue	2,087	29,822
Accrued and other liabilities	(26,010)	(48,153)

Net cash (used in) provided by operating activities	(18,867)	18,299
Investing activities:
Purchases of property and equipment	(14,456)	(20,337)
Purchases of marketable securities	(109,715)	(59,490)
Maturities and sales of marketable securities	62,776	53,974
Other investing activities	(196)	405

Net cash used in investing activities	(61,591)	(25,448)
Financing activities:
Payments on borrowings	(3,448)	(596,789)
Proceeds from borrowings	926	3,563
Share repurchases	(517)	(20,064)
Share reissuances	—	217
Excess tax benefits from share-based compensation	—	229
Payment for contingent consideration	—	(21,371)

Net cash used in financing activities	(3,039)	(634,215)
Exchange rate effect on cash and cash equivalents	(442)	(2,473)

Net decrease in cash and cash equivalents	(83,939)	(643,837)
Cash and cash equivalents, beginning of period	503,705	1,228,813

Cash and cash equivalents, end of period	$419,766	$584,976

Supplemental disclosure of cash flow and non-cash information:
Cash paid for income taxes, net of refunds	$—	$3,214
Cash paid for interest	1,392	1,701
Restricted stock units vested and released	1,430	5,499

Apollo Education Group, Inc. and Subsidiaries

Segment Data and University of Phoenix Operating Metrics

(Unaudited)

	Three Months Ended November 30,
($ in thousands)	2015	2014
Net revenue:
University of Phoenix:
Degree seeking gross revenues(1)	$523,590	$657,166
Less: Discounts and other	(70,468)	(75,794)

Degree seeking net revenues(1)	453,122	581,372
Other revenues	9,495	11,481

Total University of Phoenix	462,617	592,853
Apollo Global	115,332	115,140
Other	8,072	6,532

Net revenue	$586,021	$714,525

Operating (loss) income:
University of Phoenix	$(17,504)	$96,614
Apollo Global	(2,335)	(4,842)
Other	(25,410)	(27,608)

Operating (loss) income	$(45,249)	$64,164

(1)	Represents revenue from tuition and other fees for students enrolled in University of Phoenix degree programs or certificate programs of at least 18 credits in length with some course applicability into a related degree program.

University of Phoenix Enrollment Data:

	Three Months Ended November 30,
(Rounded to the nearest hundred, except per degreed enrollment)	2015	2014	% Change
Degreed Enrollment(1)	176,900	227,400	(22.2)%
New Degreed Enrollment(2)	24,500	39,600	(38.1)%
Average Degreed Enrollment(3)	183,800	230,500	(20.3)%
Degree seeking net revenues per degreed enrollment	$2,561	$2,557

(1)	Represents students enrolled in a degree program who attended a credit bearing course during the quarter and had not graduated as of the end of the quarter; students who previously graduated from one degree program and started a new degree program in the quarter (e.g., a graduate of an associate’s degree program returns for a bachelor’s degree); and students participating in certain certificate programs of at least 18 credits with some course applicability into a related degree program.
(2)	Represents new students and students who have been out of attendance for more than 12 months who enroll in a degree program and start a credit bearing course in the quarter; students who have previously graduated from a degree program and start a new degree program in the quarter; and students who commence participation in certain certificate programs of at least 18 credits with some course applicability into a related degree program.
(3)	Represents the average of quarterly Degreed Enrollment from the beginning to the end of the respective periods.

Apollo Education Group, Inc. and Subsidiaries

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

(Unaudited)

	Three Months Ended November 30,
(In thousands, except per share data)	2015	2014
Net (loss) income attributable to Apollo, as reported	$(60,765)	$33,785
Less: Loss from discontinued operations, net of tax	(3,259)	(2,278)

(Loss) income from continuing operations attributable to Apollo	(57,506)	36,063
Special items:
Restructuring and impairment charges(1)	97,823	18,748
Acquisition and other related costs	1,097	3,219

Special items before income taxes	98,920	21,967
Less: income tax effects of special items	(10,077)	(8,124)

Special items, net of income taxes	88,843	13,843

Income from continuing operations attributable to Apollo, excluding special items	$31,337	$49,906

Diluted (loss) income per share from continuing operations attributable to Apollo, as reported	$(0.53)	$0.33
Diluted income per share from continuing operations attributable to Apollo, excluding special items	$0.29	$0.46
Diluted weighted average shares outstanding	108,446	109,378

(1)	During the first quarter of fiscal year 2016, we recorded $73.4 million of goodwill impairment charges.

Reconciliation of Adjusted EBITDA to Net (Loss) Income

	Three Months Ended November 30,
($ in thousands)	2015	2014
Adjusted EBITDA:
University of Phoenix	$92,459	$129,614
Apollo Global	6,490	6,222
Other	(18,727)	(17,364)

Adjusted EBITDA	80,222	118,472
Less: Special items before income taxes (see above table)	98,920	21,967
Less: Depreciation and amortization	27,394	33,631
Less: Interest expense, net of interest income	537	1,073
Less: Provision for income taxes	12,239	27,054
Plus: Loss from discontinued operations, net of tax	(3,259)	(2,278)

Net (loss) income, as reported	$(62,127)	$32,469

Use of Non-GAAP Financial Information

The Company’s non-GAAP financial measures are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management uses, and chooses to disclose to investors, these non-GAAP financial measures because: (i) such measures provide an additional analytical tool to clarify the Company’s results from operations and help to identify underlying trends in its results of operations; (ii) as to the non-GAAP earnings measures, such measures help compare the Company’s performance on a consistent basis across time periods; and (iii) these non-GAAP measures are employed by the Company’s management in its own evaluation of performance and are utilized in financial and operational decision-making processes, such as budgeting and forecasting. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently, limiting their usefulness as a comparative measure across companies.

“Adjusted EBITDA” is earnings from continuing operations before interest expense and interest income, income taxes, depreciation and amortization, and special items. It is intended to provide an indicator of our operating performance across time periods due to the impact of amortization from acquisitions and other factors.

Forward-Looking Statements Safe Harbor

Statements about Apollo Education Group and its business in this release which are not statements of historical fact, including statements regarding Apollo Education Group’s future strategy and plans and commentary regarding future results of operations and prospects, are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual plans implemented and actual results achieved may differ materially from those set forth in or implied by such statements due to various factors, including without limitation: (i) the impact of increased competition from traditional public universities and proprietary educational institutions; (ii) the impact of the initiatives to transform University of Phoenix into a more focused, higher retaining and less complex institution, including the near-term impact on enrollment; (iii) the impact of the Company’s ongoing restructuring and cost-reduction initiatives; (iv) impacts from actions taken by our regulators that could affect University of Phoenix’s eligibility to participate in or the manner in which it participates in U.S. federal and state student financial aid programs; (v) impact of changes in our business in order comply with existing or new regulatory requirements; (vi) further delay in the University’s pending recertification by the U.S. Department of Education for participation in Title IV student financial aid programs, or any limitations or qualifications imposed in connection with any recertification; (vii) the impact of the U.S. Department of Defense (“DoD”) action to place University of Phoenix on probation in relation to participation in the DoD’s Tuition Assistance Program for active duty military students; (viii) the impact of any reduction in financial aid available to students, including active and retired military personnel, due to the U.S. government deficit reduction proposals, debt ceiling limitations, budget sequestration or otherwise; (ix) unexpected changes in University of Phoenix enrollment or student mix; and (x) unexpected expenses or other challenges in integrating acquired businesses, consumer or regulatory impact arising from consummation of such acquisitions, and unexpected changes or developments in the acquired businesses. For a discussion of the various factors that may cause actual plans implemented and actual results achieved to differ materially from those set forth in the forward-looking statements, please refer to the risk factors and other disclosures contained in Apollo Education Group’s Form 10-K for fiscal year 2015, and other filings with the Securities and Exchange Commission which are available at www.apollo.edu.

Investor Relations Contact:

Beth Coronelli, (312) 660-2059

beth.coronelli@apollo.edu

Media Contacts:

Media Relations Hotline, (602) 254-0086

media@apollo.edu